Exhibit 99.1

Stitch Fix Announces First Quarter Fiscal Year 2021 Financial Results

SAN FRANCISCO, December 7, 2020 (GLOBE NEWSWIRE) -- Stitch Fix, Inc. (NASDAQ:SFIX), the leading online personal styling service, has released its financial results for the first quarter of fiscal year 2021 ended October 31, 2020, and posted a letter to its shareholders on its investor relations website.

First quarter highlights
•Net revenue of $490.4 million, an increase of 10% year over year
•Active clients of nearly 3.8 million, an increase of 347,000 or 10% year over year, and 241,000 clients quarter over quarter
•Net revenue per active client of $467, a decrease of 4% year over year
•Net income of $9.5 million and diluted earnings per share of $0.09
•Adjusted EBITDA of $6.9 million

Stitch Fix Founder and CEO Katrina Lake said, “In Q1, we delivered $490 million in net revenue, reflecting 10% year-over-year growth, and grew our active client count to nearly 3.8 million, reflecting 10% year-over-year growth. This quarter we are proud to have achieved several multi-year highs, including our highest sequential client addition on record and the highest level of successful first Fixes in the past five years. Our powerful personalization engine is evolving, and innovations in our Fix and direct buy offerings will expand our addressable market, deepen client engagement and grow wallet share over time. We're excited about the momentum in our business, confident in the future ahead, and we expect to deliver between 20% and 25% growth for the full year.”
Please visit the Stitch Fix investor relations website at https://investors.stitchfix.com to view the financial results included in the letter to shareholders. The Company intends to continue to make future announcements of material financial and other information through its investor relations website. The Company will also, from time to time, disclose this information through press releases, filings with the Securities and Exchange Commission (the “SEC”), conference calls, or webcasts, as required by applicable law.
Conference Call and Webcast Information
Katrina Lake, Founder and Chief Executive Officer of Stitch Fix, Mike Smith, President, Chief Operating Officer, and interim Chief Financial Officer of Stitch Fix, and Elizabeth Spaulding, President of Stitch Fix, will host a conference call at 2:00 p.m. Pacific Time today to discuss the Company’s financial results and outlook. A live webcast will be accessible on Stitch Fix’s investor relations website at investors.stitchfix.com. Interested parties can also access the call by dialing 800-458-4121 in the U.S. or 323-794-2093 internationally, and entering conference code 1665713.
A telephonic replay will be available through Monday, December 14, 2020, at 888-203-1112 or 719-457-0820, passcode 1665713. An archive of the webcast conference call will be available shortly after the call ends at https://investors.stitchfix.com.
About Stitch Fix, Inc.
Stitch Fix is an online personal styling service that is reinventing the shopping experience by delivering one-to-one personalization to our clients through the combination of data science and human judgment. Stitch Fix was founded in 2011 by CEO Katrina Lake. Since then, we’ve helped millions of women, men, and kids discover and buy what they love through personalized selections of apparel, shoes, and accessories, curated by Stitch Fix stylists and algorithms. For more information about Stitch Fix, please visit https://www.stitchfix.com.

Forward-Looking Statements
This press release, the related conference call and webcast, and the letter to shareholders contain forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact could be deemed forward looking, including but not limited to statements regarding our future financial performance, including our profitability; guidance on financial results for the second quarter and full year of 2021; the momentum of our business and improving trends; the impact of the COVID-19 pandemic on consumer purchasing behavior; the secular shift to online shopping and market share gains that we expect; acceleration of active client growth, continued increases in active clients and higher new client sign-ups; our ability to serve higher Fix demand in fiscal year 2021; our ability to adapt quickly to new and changing consumer demands, including shifting our inventory mix to meet consumer demand; the enhancements of our Fix and direct buy offerings to expand our addressable market, deepen client engagement and grow client wallet share; whether favorable first Fix outcomes indicate future client behavior; the continued success of our direct-buy functionality and plans for its expansion, and whether direct-buy becomes the growth vector we think it represents to acquire new clients, convert prospective clients and reactivate lapsed clients; whether newly launched direct-buy capabilities, such as “Trending For You” or “Shop by Category” will be as successful as we expect, including whether they elevate client engagement and create opportunities; our plans to expand our “Fix Preview” initiative and its impact on client satisfaction, retention, keep rate and average order value; our ability to attract high-quality clients and to convert our large prospect population; our ability to leverage our engineering and data science capabilities to drive efficiencies in our business and enhance our ability to personalize our service and offerings for individual clients; our plans to increase marketing spend to capitalize on market share shifts and improving consumer optimism in the quarters ahead; whether our marketing investments and initiatives to create personalized advertising will be effective in acquiring, engaging and retaining clients; improvements in marketing efficiencies, including decreases in CPAs and our ability to determine optimal marketing and advertising methods; and the resilience of our warehouse network and whether we will be able to operate uninterrupted by the COVID-19 pandemic. These statements involve substantial risks and uncertainties, including risks and uncertainties related to the ongoing COVID-19 pandemic, our responses to the pandemic, the responses of our clients, competitors, and suppliers, and the responses of governmental authorities and public health officials; our ability to generate sufficient net revenue to offset our costs; the growth of our market and consumer behavior; our ability to acquire, engage, and retain clients; our ability to provide offerings and services that achieve market acceptance; our data science and technology, stylists, operations, marketing initiatives, and other key strategic areas; risks related to international operations; and other risks described in the filings we make with the SEC. Further information on these and other factors that could cause our financial results, performance, and achievements to differ materially from any results, performance, or achievements anticipated, expressed, or implied by these forward-looking statements is included in filings we make with the SEC from time to time, including in the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended August 1, 2020. These documents are available on the SEC Filings section of the Investor Relations section of our website at: https://investors.stitchfix.com. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. The achievement or success of the matters covered by such forward-looking statements involves known and unknown risks, uncertainties, and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. You should not rely upon forward-looking statements as predictions of future events. Forward-looking statements represent our management’s beliefs and assumptions only as of the date such statements are made.

Stitch Fix, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except share and per share amounts)

	October 31, 2020	August 1, 2020
Assets
Current assets:
Cash and cash equivalents	$200,346	$143,455
Short-term investments	187,979	143,037
Inventory, net	156,786	124,816
Prepaid expenses and other current assets	52,322	55,002
Total current assets	597,433	466,310
Long-term investments	41,592	95,097
Property and equipment, net	71,275	70,369
Operating lease right-of-use assets	135,561	132,615
Other long-term assets	34,363	5,038
Total assets	$880,224	$769,429
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$129,547	$85,177
Operating lease liabilities	25,531	24,333
Accrued liabilities	110,800	77,590
Gift card liability	8,319	8,590
Deferred revenue	14,963	13,059
Other current liabilities	5,902	3,406
Total current liabilities	295,062	212,155
Operating lease liabilities, net of current portion	140,298	140,175
Other long-term liabilities	16,277	16,062
Total liabilities	451,637	368,392
Stockholders’ equity:
Class A common stock, $0.00002 par value	1	1
Class B common stock, $0.00002 par value	1	1
Additional paid-in capital	367,760	348,750
Accumulated other comprehensive income (loss)	1,727	2,728
Retained earnings	59,098	49,557
Total stockholders’ equity	428,587	401,037
Total liabilities and stockholders’ equity	$880,224	$769,429

Stitch Fix, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)
(In thousands, except share and per share amounts)

	For the Three Months Ended
	October 31, 2020	November 2, 2019
Revenue, net	$490,423	$444,815
Cost of goods sold	270,972	243,513
Gross profit	219,451	201,302
Selling, general, and administrative expenses	238,984	201,142
Operating income (loss)	(19,533)	160
Interest (income) expense	(1,161)	(1,653)
Other (income) expense, net	205	834
Income (loss) before income taxes	(18,577)	979
Provision (benefit) for income taxes	(28,118)	1,157
Net income (loss)	$9,541	$(178)
Other comprehensive income (loss):
Change in unrealized gain (loss) on available-for-sale securities, net of tax	(663)	(172)
Foreign currency translation	(338)	1,755
Total other comprehensive income (loss), net of tax	(1,001)	1,583
Comprehensive income (loss)	$8,540	$1,405
Net income (loss) attributable to common stockholders:
Basic	$9,541	$(178)
Diluted	$9,541	$(178)
Earnings (loss) per share attributable to common stockholders:
Basic	$0.09	$(0.00)
Diluted	$0.09	$(0.00)
Weighted-average shares used to compute earnings (loss) per share attributable to common stockholders:
Basic	104,134,850	101,557,546
Diluted	109,477,354	101,557,546

Stitch Fix, Inc.
Condensed Consolidated Statements of Cash Flow
(Unaudited)
(In thousands)

	Three Months Ended
	October 31, 2020	November 2, 2019
Cash Flows from Operating Activities
Net income (loss)	$9,541	(178)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Deferred income taxes	—	(1,960)
Inventory reserves	(1,343)	1,801
Stock-based compensation expense	19,925	12,126
Depreciation, amortization, and accretion	6,961	4,652
Other	271	13
Change in operating assets and liabilities:
Inventory	(30,665)	(31,837)
Prepaid expenses and other assets	(28,299)	2,973
Operating lease right-of-use assets and liabilities	(225)	272
Accounts payable	44,609	21,721
Accrued liabilities	32,237	16,170
Deferred revenue	1,906	(25)
Gift card liability	(271)	(354)
Other liabilities	2,712	2,150
Net cash provided by (used in) operating activities	57,359	27,524
Cash Flows from Investing Activities
Purchases of property and equipment	(5,985)	(7,502)
Purchases of securities available-for-sale	(41,307)	(67,535)
Sales of securities available-for-sale	16,193	5,306
Maturities of securities available-for-sale	32,800	23,210
Net cash provided by (used in) investing activities	1,701	(46,521)
Cash Flows from Financing Activities
Proceeds from the exercise of stock options, net	5,106	518
Payments for tax withholding related to vesting of restricted stock units	(7,002)	(2,212)
Net cash provided by (used in) financing activities	(1,896)	(1,694)
Net increase (decrease) in cash and cash equivalents	57,164	(20,691)
Effect of exchange rate changes on cash	(273)	1,538
Cash and cash equivalents at beginning of period	143,455	170,932
Cash and cash equivalents at end of period	$200,346	$151,779
Supplemental Disclosure
Cash paid for income taxes	$38	$7
Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Purchases of property and equipment included in accounts payable and accrued liabilities	$4,880	$731
Capitalized stock-based compensation	$981	$773
Leasehold improvements paid by landlord	$—	$7,406

Non-GAAP Financial Measures
We report our financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). However, management believes that certain non-GAAP financial measures provide users of our financial information with additional useful information in evaluating our performance. We believe that adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, and that this supplemental measure facilitates comparisons between companies. We believe free cash flow is an important metric because it represents a measure of how much cash from operations we have available for discretionary and non-discretionary items after the deduction of capital expenditures. These non-GAAP financial measures may be different than similarly titled measures used by other companies.
Our non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP. There are several limitations related to the use of our non-GAAP financial measures as compared to the closest comparable GAAP measures. Some of these limitations include:
•adjusted EBITDA excludes interest (income) expense and other (income) expense, net, as these items are not components of our core business;
•adjusted EBITDA does not reflect our tax provision, which reduces cash available to us;
•adjusted EBITDA excludes the recurring, non-cash expenses of depreciation and amortization of property and equipment and, although these are non-cash expenses, the assets being depreciated and amortized may have to be replaced in the future;
•adjusted EBITDA excludes the non-cash expense of stock-based compensation, which has been, and will continue to be for the foreseeable future, an important part of how we attract and retain our employees and a significant recurring expense in our business; and
•free cash flow does not represent the total residual cash flow available for discretionary purposes and does not reflect our future contractual commitments.
Adjusted EBITDA
We define adjusted EBITDA as net income (loss) excluding interest (income) expense, provision (benefit) for income taxes, other (income) expense, net, depreciation and amortization, and stock-based compensation expense. The following table presents a reconciliation of net income (loss), the most comparable GAAP financial measure, to adjusted EBITDA for each of the periods presented

	For the Three Months Ended
(in thousands)	October 31, 2020	November 2, 2019
Net income (loss)	$9,541	$(178)
Add (deduct):
Interest (income) expense	(1,161)	(1,653)
Provision (benefit) for income taxes	(28,118)	1,157
Other (income) expense, net	205	834
Depreciation and amortization	6,459	4,966
Stock-based compensation expense	19,925	12,126
Adjusted EBITDA	$6,851	$17,252

Free Cash Flow
We define free cash flow as cash flows provided by (used in) operating activities reduced by purchases of property and equipment that are included in cash flows provided by (used in) investing activities. The following table presents a reconciliation of cash flows provided by (used in) operating activities, the most comparable GAAP financial measure, to free cash flow for each of the periods presented:

	For the Three Months Ended
(in thousands)	October 31, 2020	November 2, 2019
Free cash flow reconciliation:
Cash flows provided by (used in) operating activities	$57,359	$27,524
Deduct:
Purchases of property and equipment	(5,985)	(7,502)
Free cash flow	$51,374	$20,022
Cash flows provided by (used in) investing activities	$1,701	$(46,521)
Cash flows provided by (used in) financing activities	$(1,896)	$(1,694)

Operating Metrics

	October 31, 2020	August 1, 2020	May 2, 2020	February 1, 2020	November 2, 2019
Active clients (in thousands)	3,763	3,522	3,418	3,465	3,416
Net revenue per active client(1)	$467	$486	$498	$501	$485

(1) Fiscal year 2019 was a 53-week year, with the extra week occurring in the quarter ended August 3, 2019. Therefore, net revenue per active client for each quarter ended May 2, 2020, February 1, 2020, and November 2, 2019, includes the impact of the extra week of revenue.
Active Clients
We define an active client as a client who checked out a Fix or was shipped an item using our direct-buy functionality in the preceding 52 weeks, measured as of the last day of that period. A client checks out a Fix when she indicates what items she is keeping through our mobile application or on our website. We consider each Men’s, Women’s, or Kids account as a client, even if they share the same household.
Net Revenue per Active Client
We calculate net revenue per active client based on net revenue over the preceding four fiscal quarters divided by the number of active clients, measured as of the last day of the period.

IR Contact: David Pearce ir@stitchfix.com	PR Contact: Suzy Sammons media@stitchfix.com